                                                                 Exhibit (i)(18)

                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757

                                December 21, 2001



Goldman Sachs Trust
4900 Sears Tower
Chicago, IL  60606

RE:      Shares of Beneficial Interest of Goldman Sachs Trust

Ladies and Gentlemen:

         We have acted as counsel for Goldman Sachs Trust, a Delaware business trust (the "Trust"), in connection with the registration under the Securities Act of 1933 of shares of beneficial interest representing interests in several series, or funds or portfolios, of the Trust. The Trust is authorized to issue an unlimited number of shares of beneficial interest, $.001par value per share. The Board of Trustees of the Trust has the power to classify or reclassify unissued shares of beneficial interest into one or more series of shares and to divide any series of shares into one or more classes of shares.

         As of the date of this opinion, the Trust consists of the following 60 series: Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Balanced Fund, Goldman Sachs CORE Large Cap Growth Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs CORE International Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs International Equity Fund, Goldman Sachs Asia Growth Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs International Growth Opportunities Fund, Goldman Sachs Japanese Equity Fund, Goldman Sachs European Equity Fund, Goldman Sachs CORE Large Cap Value Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Internet Tollkeeper Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs

Goldman Sachs Trust
December 21, 2001
Page 2

Research Select Fund, Goldman Sachs Global Consumer Growth Fund, Goldman Sachs Global Financial Services Fund, Goldman Sachs Global Health Sciences Fund, Goldman Sachs Global Infrastructure and Resources Fund, Goldman Sachs Global Technology Fund, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Conservative Strategy Portfolio, Institutional Liquid Assets-Prime Obligations Portfolio, Institutional Liquid Assets-Government Portfolio, Institutional Liquid Assets-Treasury Obligations Portfolio, Institutional Liquid Assets-Money Market Portfolio, Institutional Liquid Assets-Federal Portfolio, Institutional Liquid Assets-Treasury Instruments Portfolio, Institutional Liquid Assets-Tax-Exempt Diversified Portfolio, Institutional Liquid Assets-Tax-Exempt New York Portfolio, Institutional Liquid Assets-Tax-Exempt California Portfolio, Goldman Sachs-Financial Square Prime Obligations Fund, Goldman Sachs-Financial Square Government Fund, Goldman Sachs-Financial Square Treasury Obligations Fund, Goldman Sachs-Financial Square Money Market Fund, Goldman Sachs-Financial Square Tax-Free Money Market Fund, Goldman Sachs-Financial Square Federal Fund, Goldman Sachs-Financial Square Treasury Instruments Fund and Cash Portfolio.

         As of the date of this opinion, the series listed above have been divided into the following classes:

                  1. The Goldman Sachs Adjustable Rate Government Fund has three classes of shares: Institutional Shares, Service Shares and Class A Shares.

                  2. The Goldman Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Balanced Fund, Goldman Sachs CORE Large Cap Growth Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs CORE International Equity Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs International Equity Fund, Goldman Sachs Asia Growth Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs International Growth Opportunities Fund, Goldman Sachs Japanese Equity Fund, Goldman Sachs European Equity Fund, Goldman Sachs CORE Large Cap Value Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Internet Tollkeeper Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Research Select Fund, Goldman Sachs Global Consumer Growth Fund, Goldman Sachs Global Financial

Goldman Sachs Trust
December 21, 2001
Page 3

Services Fund, Goldman Sachs Global Health Sciences Fund, Goldman Sachs Global Infrastructure and Resources Fund, Goldman Sachs Global Technology Fund, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio and Goldman Sachs Conservative Strategy Portfolio have five classes of shares: Institutional Shares, Service Shares, Class A Shares, Class B Shares and Class C Shares.

                  3. The Goldman Sachs Enhanced Income Fund has three classes of shares: Institutional Shares, Class A Shares and Administration Shares.

                  4. The Institutional Liquid Assets-Prime Obligations Portfolio has six classes of shares: Institutional Shares, Service Shares, Administration Shares, Cash Management Shares, Class B Shares and Class C Shares.

                  5. The Institutional Liquid Assets-Government Portfolio, Institutional Liquid Assets-Treasury Obligations Portfolio, Institutional Liquid Assets-Money Market Portfolio, Institutional Liquid Assets-Federal Portfolio, Institutional Liquid Assets-Treasury Instruments Portfolio, Institutional Liquid Assets-Tax-Exempt Diversified Portfolio, Institutional Liquid Assets-Tax-Exempt New York Portfolio and Institutional Liquid Assets-Tax-Exempt California Portfolio have four classes of shares: Institutional Shares, Service Shares, Administration Shares and Cash Management Shares.

                  6. The Goldman Sachs-Financial Square Prime Obligations Fund, Goldman Sachs-Financial Square Government Fund, Goldman Sachs-Financial Square Treasury Obligations Fund, Goldman Sachs-Financial Square Money Market Fund, Goldman Sachs-Financial Square Tax-Free Money Market Fund, Goldman Sachs-Financial Square Federal Fund and Goldman Sachs-Financial Square Treasury Instruments Fund have five classes of shares: Institutional Shares, Service Shares, Administration Shares, Preferred Administration Shares and Select Shares.

                  7. The Cash Portfolio has three classes of shares:
Institutional Shares, Administration Shares and Preferred Administration Shares.

         The Board of Trustees of the Trust has previously authorized the issuance of shares of the series and classes listed above to the public. The shares of beneficial interest designated into the series and classes listed above are referred to herein as the "Current Shares." The shares of beneficial interest that are not designated into series or classes are referred to herein as the "Future Shares." The Current Shares and the Future Shares are referred to collectively herein as the "Shares."

Goldman Sachs Trust
December 21, 2001
Page 4

         We have reviewed the Trust's Declaration of Trust, its by-laws and resolutions adopted by its Board of Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

         This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

         We have assumed the following for purposes of this opinion:

                  1. The Current Shares have been, and will continue to be, issued in accordance with the Declaration of Trust and By-laws of the Trust and resolutions of the Trust's Board relating to the creation, authorization and issuance of the Current Shares.

                  2. The Shares have been, or will be, issued against consideration therefor as described in the Trust's prospectuses relating thereto, and that such consideration was, or will be, per share in each case at least equal to the applicable net asset value.

                  3. Prior to the issuance of any Future Shares, the Board (a) will duly authorize the issuance of such Future Shares, (b) will determine with respect to each class of such Future Shares, the preferences, limitations and relative rights applicable thereto and (c) if such Future Shares are classified into separate series, will duly take the action necessary to create such series and to determine the relative designations, preferences, limitations and rights thereof ("Future Series Designations").

                  4. With respect to the Future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (a) the Trust's Declaration of Trust and By-laws, each as amended as of the date of such issuance, and (b) the applicable Future Series Designations.

                  5. The Board will not change the preferences, limitations or relative rights of any class or series of Shares after any Shares of such class or series have been issued.


         Based on the foregoing, we are of the opinion that the Shares, when issued against payment therefor as described in the Trust's prospectuses relating thereto, have been or will be legally issued, fully paid and non-assessable by the Trust, and that the holders of the Shares have been or will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of
Article VIII of the Declaration of Trust, the

Goldman Sachs Trust
December 21, 2001
Page 5

Trustees have the power to cause shareholders, or shareholders of a particular series or class, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means).

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of a Post-Effective Amendment to the Registration Statement of the Trust. Expect as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                           Very truly yours,



                                           /s/ DRINKER BIDDLE & REATH LLP


JAD/KLG